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                                                                   EXHIBIT 10.23

                                                                  EXECUTION COPY

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                             RPM INTERNATIONAL INC.

                            (a Delaware corporation)

                        Senior Convertible Notes due 2033

                               PURCHASE AGREEMENT

Dated: May 8, 2003

================================================================================

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                                TABLE OF CONTENTS

                                                                                                                   Page
SECTION 1. Representations and Warranties.....................................................................      3
           (a)   Representations and Warranties by the Company................................................      3
                 (i)        Offering Memorandum...............................................................      3
                 (ii)       Incorporated Documents............................................................      3
                 (iii)      Independent Accountants...........................................................      3
                 (iv)       Financial Statements..............................................................      3
                 (v)        No Material Adverse Change in Business............................................      3
                 (vi)       Good Standing of the Company......................................................      4
                 (vii)      Good Standing of Subsidiaries.....................................................      4
                 (viii)     Capitalization....................................................................      4
                 (ix)       Authorization of this Agreement...................................................      5
                 (x)        Authorization of the Indenture....................................................      5
                 (xi)       Authorization of the Registration Rights Agreement................................      5
                 (xii)      Authorization of the Securities...................................................      5
                 (xiii)     Description of the Securities, the Indenture and the Registration Rights Agreement      5
                 (xiv)      Authorization and Description of Common Stock.....................................      6
                 (xv)       Authorization of the Rights Agreement.............................................      6
                 (xvi)      Absence of Defaults and Conflicts.................................................      6
                 (xvii)     Absence of Labor Dispute..........................................................      7
                 (xviii)    Absence of Proceedings............................................................      7
                 (xix)      Possession of Intellectual Property...............................................      7
                 (xx)       Absence of Further Requirements...................................................      7
                 (xxi)      Investment Company Act............................................................      8
                 (xxii)     Good and Marketable Title.........................................................      8
                 (xxiii)    Environmental Laws................................................................      8
                 (xxiv)     ERISA.............................................................................      9
                 (xxv)      Insurance.........................................................................      9
                 (xxvi)     Taxes.............................................................................      9
                 (xxvii)    Internal Controls.................................................................      9
                 (xxviii)   No Unlawful Payments..............................................................     10
                 (xxix)     No Brokerage Commission; Finder's Fee.............................................     10
                 (xxx)      Dividend Payments.................................................................     10
                 (xxxi)     Similar Offering..................................................................     10
                 (xxxii)    Rule 144A.........................................................................     10
                 (xxxiii)   No General Solicitation or General Advertising....................................     10
                 (xxxiv)    No Registration Required..........................................................     10
                 (xxxv)     Reporting Company.................................................................     11
           (b)   Officer's Certificates.......................................................................     11
SECTION 2. Sale and Delivery to Initial Purchasers; Closing...................................................     11
           (a)   Initial Securities...........................................................................     11
           (b)   Option Securities............................................................................     11
           (c)   Payment......................................................................................     11

                                       i

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
           (d)   Denominations; Registration..................................................................     12
SECTION 3. Covenants of the Company...........................................................................     12
           (a)   Offering Memorandum..........................................................................     12
           (b)   Notice and Effect of Material Events.........................................................     12
           (c)   Amendments to Offering Memorandum and Supplements............................................     13
           (d)   Qualifications of Securities for Offer and Sale..............................................     13
           (e)   Use of Proceeds..............................................................................     13
           (f)   Rating of Securities.........................................................................     13
           (g)   Listing on Securities Exchange...............................................................     14
           (h)   Restriction on Sale of Securities............................................................     14
           (i)   PORTAL Designation...........................................................................     14
           (j)   DTC..........................................................................................     14
           (k)   Reporting Requirements.......................................................................     14
SECTION 4. Payment of Expenses................................................................................     14
           (a)   Expenses.....................................................................................     14
           (b)   Termination of Agreement.....................................................................     15
SECTION 5. Conditions of Initial Purchasers' Obligations......................................................     15
           (a)   Opinions of Counsel for the Company..........................................................     15
           (b)   Opinion of Counsel for Initial Purchasers....................................................     15
           (c)   Officers' Certificate........................................................................     16
           (d)   Accountant's Comfort Letter..................................................................     16
           (e)   Bring-down Comfort Letter....................................................................     16
           (f)   Maintenance of Rating........................................................................     16
           (g)   Lock-up Agreements...........................................................................     16
           (h)   Indenture and Registration Rights Agreement..................................................     16
           (i)   Conditions to Purchase of Option Securities..................................................     17
                 (i)        Officers' Certificate.............................................................     17
                 (ii)       Opinions of Counsel for the Company...............................................     17
                 (iii)      Opinion of Counsel for Initial Purchasers.........................................     17
                 (iv)       Bring-down Comfort Letter.........................................................     17
           (j)   Additional Documents.........................................................................     17
           (k)   PORTAL Market................................................................................     17
           (l)   Termination of Agreement.....................................................................     17
SECTION 6. Subsequent Offers and Resales of the Securities....................................................     18
           (a)   Offer and Sale Procedures....................................................................     18
                 (i)        Offers and Sales to Qualified Institutional Buyers................................     18
                 (ii)       No General Solicitation...........................................................     18
                 (iii)      Purchases by Non-Bank Fiduciaries.................................................     18
                 (iv)       Subsequent Purchaser Notification.................................................     18
                 (v)        Restriction on Transfer...........................................................     18
           (b)   Covenants of the Company.....................................................................     19
                 (i)        Integration.......................................................................     19
                 (ii)       Rule 144A Information.............................................................     19
                 (iii)      Restriction on Purchases..........................................................     19
           (c)   Qualified Institutional Buyer................................................................     19
SECTION 7. Indemnification....................................................................................     19

                                       ii

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
           (a)   Indemnification of Initial Purchasers........................................................     19
           (b)   Indemnification of the Company...............................................................     20
           (c)   Actions against Parties; Notification........................................................     20
           (d)   Settlement without Consent if Failure to Reimburse...........................................     21
SECTION 8.     Contribution...................................................................................     21
SECTION 9.     Representations, Warranties and Agreements to Survive Delivery.................................     22
SECTION 10.    Termination of Agreement.......................................................................     22
           (a)   Termination; General.........................................................................     23
           (b)   Liabilities..................................................................................     23
SECTION 11.    Default by One or More of the Initial Purchasers...............................................     23
SECTION 12.    Notices........................................................................................     24
SECTION 13.    Parties........................................................................................     24
SECTION 14.    GOVERNING LAW AND TIME.........................................................................     24
SECTION 15.    Effect of Headings.............................................................................     24
SECTION 16.    Counterparts...................................................................................     24

SCHEDULES

Schedule A        List of Initial Purchasers

Schedule B        RPM International Inc. - Senior Convertible Notes Due 2033

Schedule C        List of Material Subsidiaries

Schedule D        List of Significant Subsidiaries

Schedule E        Signatories of the Lock-Up Letter Agreement

EXHIBITS

Exhibit A         Form of Registration Rights Agreement

Exhibit B         Form of Opinion of P. Kelly Tompkins, General Counsel of the
                  Company, to be Delivered Pursuant to Section 5(a)

Exhibit C         Form of Opinion of Calfee, Halter & Griswold LLP, United
                  States Counsel for the Company, to be Delivered Pursuant to
                  Section 5(a)

Exhibit D         Form of Lock-Up Letter Agreement

                             RPM INTERNATIONAL INC.

                                  $247,514,000

                        Senior Convertible Notes due 2033

                               PURCHASE AGREEMENT

                                                                     May 8, 2003

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
                Incorporated
As Representative of the several Initial Purchasers
c/o  Merrill Lynch, Pierce, Fenner & Smith Incorporated
     4 World Financial Center
     New York, New York 10080

Ladies and Gentlemen:

         RPM International Inc., a Delaware corporation (the "Company"), confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and each of the other Initial Purchasers named in Schedule A hereto (collectively, the "Initial Purchasers," which term shall also include any initial purchaser substituted as hereinafter provided in
Section 11 hereof), for whom Merrill Lynch is acting as representative (in such capacity, the "Representative"), with respect to the issue and sale by the Company and the purchase by the Initial Purchasers, acting severally and not jointly, of the respective principal amounts at maturity set forth in said Schedule A of $247,514,000 aggregate principal amount at maturity of the Company's Senior Convertible Notes due 2033 (the "Notes"), and with respect to the grant by the Company to the Initial Purchasers, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of an additional $49,486,000 aggregate principal amount at maturity of Notes to cover over-allotments, if any. The aforesaid $247,514,000 aggregate principal amount at maturity of Notes (the "Initial Securities") to be purchased by the Initial Purchasers and all or any part of the $49,486,000 aggregate principal amount at maturity of Notes subject to the option described in Section 2(b) hereof (the "Option Securities") are hereinafter called, collectively, the "Securities." The Securities are to be issued pursuant to an indenture, to be dated as of the Closing Time (as defined in Section 2(c)) (the "Indenture"), between the Company and The Bank of New York, as trustee (the "Trustee").

         The Securities are convertible, subject to certain conditions, at the option of the holder prior to maturity (unless previously redeemed or otherwise purchased) into shares of common stock, par value $.01 per share, of the Company (the "Common Stock") in accordance with the terms of the Securities and the Indenture, as described in Schedule B hereto. The shares of Common Stock will have attached thereto rights (the "Rights") to purchase one-tenth of a share of Common Stock. The Rights are to be issued pursuant to a Rights Agreement, dated as of April 28, 1999 (the "Rights Agreement"), between the Company and National City Bank, as successor Rights Agent to Computershare Investor Services (formerly Harris Trust and Savings Bank), as the same may be amended from time to time. Securities issued in book-entry form will be issued to Cede & Co. as nominee of The Depository Trust Company ("DTC") pursuant to a letter agreement, to be dated as of the Closing Time (as defined in Section 2(c)), among the Company, the Trustee and DTC.

         The Company understands that the Initial Purchasers propose to make an offering of the Securities on the terms and in the manner set forth herein and agrees that the Initial Purchasers may initially resell, subject to the conditions set forth herein, all or a portion of the Securities to purchasers ("Subsequent Purchasers") at any time after this Agreement has been executed and delivered. The Securities are to be sold to the Initial Purchasers and offered and resold by the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the "1933 Act"), in reliance upon exemptions therefrom. Pursuant to the terms of the Securities and the Indenture, investors that acquire Securities may only resell or otherwise transfer such Securities if such Securities are hereafter registered under the 1933 Act or pursuant to an available exemption from the registration requirements of the 1933 Act (including the exemption afforded by Rule 144A ("Rule 144A") of the rules and regulations of the Securities and Exchange Commission (the "Commission") under the 1933 Act (the "1933 Act Regulations"). On or prior to the Closing Time, the Company will enter into with the Initial Purchasers an agreement (the "Registration Rights Agreement"), in substantially the form attached hereto as Exhibit A, with such changes as shall be agreed to by the parties hereof, pursuant to which, subject to the conditions set forth therein, the Company is required to file and use its reasonable efforts to have declared effective a registration statement (the "Registration Statement") under the 1933 Act to register resales of the Securities and the shares of Common Stock issuable upon conversion thereof.

         The Company has prepared and will deliver to the Initial Purchasers, on the date hereof or the next succeeding day, copies of an offering memorandum dated May 8, 2003 (the "Offering Memorandum") to be used by each Initial Purchaser in connection with its solicitation of purchases of, or offering of, the Securities. "Offering Memorandum" means, with respect to any date or time referred to in this Agreement, the most recent offering memorandum delivered by the Company to the Initial Purchasers (whether the Offering Memorandum, or any amendment or supplement to such document), including exhibits thereto and any documents incorporated therein by reference, which has been prepared and delivered by the Company to the Initial Purchasers in connection with their solicitation of purchases of, or offering of, the Securities.

         All references in this Agreement to financial statements and schedules and other information which is "contained," "included," "stated" or "described" in the Offering Memorandum (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which are incorporated by reference in the Offering Memorandum; and all references in this Agreement to amendments or supplements to the Offering Memorandum shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the "1934 Act"), which is incorporated by reference in the Offering Memorandum.

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         SECTION 1.        Representations and Warranties.

         (a) Representations and Warranties by the Company. The Company represents and warrants to each Initial Purchaser as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each Initial Purchaser, as follows:

                  (i) Offering Memorandum. The Offering Memorandum does not, and at the Closing Time referred to in Section 2 (and, if any Option Securities are purchased, at each Date of Delivery) will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Offering Memorandum made in reliance upon and in conformity with information furnished to the Company in writing by any Initial Purchaser through Merrill Lynch expressly for use in the Offering Memorandum.

                  (ii) Incorporated Documents. The Offering Memorandum as delivered from time to time shall incorporate by reference the most recent Annual Report of the Company on Form 10-K filed with the Commission and each Quarterly Report of the Company on Form 10-Q filed with the Commission and each Current Report of the Company on Form 8-K filed (not furnished) with the Commission and such other reports as specifically incorporated by reference in the Offering Memorandum. The documents incorporated by reference in the Offering Memorandum (the "Incorporated Documents"), at the time they were or hereafter are filed with the Commission, or if amended, as so amended, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations").

                  (iii) Independent Accountants. The accountants who certified the financial statements and supporting schedules incorporated by reference in the Offering Memorandum are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

                  (iv) Financial Statements. The financial statements, together with the related schedules and notes, incorporated by reference into the Offering Memorandum present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of income, shareholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules incorporated by reference into the Offering Memorandum present fairly in accordance with GAAP the information required to be stated therein.

                  (v) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Offering Memorandum (exclusive of any amendment thereto), except as otherwise stated therein, (A) there has been no material adverse

                                       3
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         change in the condition, financial or otherwise, or in the earnings, business or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its Material Subsidiaries (as defined below), other than those in the ordinary course of business, which are material with respect to the Company and its Material Subsidiaries considered as one enterprise, and (C) except for regular quarterly dividends on the Common Stock in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                  (vi) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and to enter into and perform its obligations under, or as contemplated by, this Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

                  (vii) Good Standing of Subsidiaries. Each subsidiary of the Company listed on Schedule C hereto (collectively, the "Material Subsidiaries") has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum. Each Material Subsidiary is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect. All of the issued and outstanding shares of capital stock of each subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable, and except for directors' qualifying shares and third party interests in joint ventures in which the Company invests, are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims. The subsidiaries of the Company listed on Schedule D hereto are the only subsidiaries of the Company which meet the criteria in the definition of "significant subsidiary" pursuant to Rule 1-02(w) of Regulation S-X under the 1933 Act.

                  (viii) Capitalization. The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the Offering Memorandum in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements, employee benefit plans referred to in the Offering Memorandum or pursuant to the exercise of convertible securities or options referred to in the Offering Memorandum). The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of any preemptive or other similar rights of any securityholder of the Company. Other than as disclosed in the Offering Memorandum, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.

                  (ix) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

                  (x) Authorization of the Indenture. The Indenture has been duly authorized by the Company and, when executed and delivered by the Company and the Trustee, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

                  (xi) Authorization of the Registration Rights Agreement. The Registration Rights Agreement has been authorized by the Company and, when executed and delivered by the Company and the Initial Purchasers, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

                  (xii) Authorization of the Securities. The Securities have been duly authorized and, at the Closing Time, will have been duly executed by the Company and, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

                  (xiii) Description of the Securities, the Indenture and the Registration Rights Agreement. As of the Closing Time, the Securities, the Indenture and the Registration Rights Agreement will conform in all material respects to the respective statements relating thereto contained in the Offering Memorandum.

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

                  (xiv) Authorization and Description of Common Stock. The Common Stock conforms to all descriptions relating thereto set forth in the Offering Memorandum, and such description conforms to the rights set forth in the instruments defining the same (including the rights associated with the Rights Agreement). Upon issuance and delivery of the Securities in accordance with this Agreement and the Indenture, the Securities will be convertible at the option of the holder thereof into shares of Common Stock (including the rights associated with the Rights Agreement) in accordance with the terms of the Securities and the Indenture; the shares of Common Stock issuable upon conversion of the Securities have been duly authorized and reserved for issuance upon such conversion by all necessary corporate action and such shares, when issued upon such conversion, will be validly issued and will be fully paid and non-assessable; no holder of such shares will be subject to personal liability by reason of being such a holder; and the issuance of such shares upon such conversion will not be subject to the preemptive or other similar rights of any securityholder of the Company.

                  (xv) Authorization of the Rights Agreement. The Rights Agreement has been duly authorized, executed and delivered by the Company; the Rights have been duly authorized by the Company and, when issued upon issuance of the Common Stock issuable upon conversion of the Securities, will be validly issued, and the Common Stock have been duly authorized by the Company and validly reserved for issuance upon the exercise of the Rights in accordance with the terms of the Rights Agreement, and when issued, such Common Stock will be validly issued, fully paid and non-assessable.

                  (xvi) Absence of Defaults and Conflicts. Neither the Company nor any of its Material Subsidiaries is in violation of its charter or by-laws or other constituting or organizational document or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its Material Subsidiaries is a party or by which the Company or any of its Material Subsidiaries may be bound, or to which any of the property or assets of the Company or any of its Material Subsidiaries is subject (collectively, "Agreements and Instruments") except for such defaults that would not reasonably be expected to result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Registration Rights Agreement, the Indenture and the Securities and the consummation of the transactions contemplated herein and in the Offering Memorandum (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Offering Memorandum under the caption "Use of Proceeds" and the issuance of the shares of Common Stock issuable upon conversion of the Securities) and compliance by the Company with its obligations hereunder and under the Indenture, the Registration Rights Agreement and the Securities do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or a Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that, singly or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect), nor will such action result in any violation of (i) the provisions of the charter or by-laws or other constituting or organizational document of the Company or any of its Material Subsidiaries or (ii) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their assets, properties or operations, except in the case of clause
         (ii), for such violation that would not result in a Material Adverse Effect. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment prior to the stated maturity or date of mandatory redemption or repayment thereof of all or a portion of such indebtedness by the Company or any of its subsidiaries.

                  (xvii) Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its Material Subsidiaries exists or, to the knowledge of the Company, is imminent which might be expected to have a Material Adverse Effect.

                  (xviii) Absence of Proceedings. Except as disclosed in the Offering Memorandum, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which, singly or in the aggregate, if determined adversely, would reasonably be expected to result in a Material Adverse Effect.

                  (xix) Possession of Intellectual Property. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and to the Company's knowledge, neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

                  (xx) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder or under the Registration Rights Agreement or the Indenture, in connection with the offering, issuance or sale of the Securities hereunder, the issuance of shares of Common Stock upon conversion of Securities or the consummation of the transactions contemplated by this Agreement or the Offering Memorandum, or for the due execution, delivery or performance by the Company of this Agreement, the Registration Rights Agreement or the Indenture, or for the valid authorization, issuance, sale and delivery of the Securities, except such as have been already obtained and or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws in connection with the transactions contemplated in the Registration Rights Agreement and except for the qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the "1939 Act") and the listing of the Common Stock issued upon conversion of the Securities on the NYSE.

                  (xxi) Investment Company Act. Neither the Company nor any of its subsidiaries is, nor upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Offering Memorandum will be, an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

                  (xxii) Good and Marketable Title. The Company and each of its Material Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects, except such as are described in the Offering Memorandum, and all assets held under lease by the Company and its Material Subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as have not had and would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (xxiii) Environmental Laws. There has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes or hazardous substances by the Company or any of its subsidiaries (or, to the knowledge of the Company, any of their predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company or its subsidiaries in violation of, and the Company or any of its subsidiaries has no liability under, any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which would not have, or could not be reasonably likely to have, singularly or in the aggregate with all such violations and remedial actions, a Material Adverse Effect; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or any of its subsidiaries or with respect to which the Company or any of its subsidiaries have knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not have or would not be reasonably likely to have, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, a Material Adverse Effect. The terms "hazardous wastes," "toxic wastes," "hazardous substances" and "medical wastes" shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.

                  In the ordinary course of its business, the Company conducts a periodic review of the effect of any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws") on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities have not had and would not, singularly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (xxiv) ERISA. The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (A) Title IV of ERISA with respect to the termination of, or withdrawal from, any "pension plan" or (B) Section 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

                  (xxv) Insurance. The Company and each of its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties.

                  (xxvi) Taxes. The Company has filed all federal, state and local income and franchise tax returns required to be filed through the date hereof and has paid all taxes due thereon, and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had, nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company or any of its subsidiaries, might have, a Material Adverse Effect.

                  (xxvii) Internal Controls. The Company (A) makes and keeps accurate books and records and (B) maintains internal accounting controls which provide reasonable assurance that (i) transactions are executed in accordance with management's authorization, (ii) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets,
         (iii) access to its assets is permitted only in accordance with management's authorization and (iv) the reported accountability for its assets is compared with existing assets at reasonable intervals.

                  (xxviii) No Unlawful Payments. To the best of the Company's knowledge after due inquiry, neither the Company nor any of its subsidiaries, nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

                  (xxix) No Brokerage Commission; Finder's Fee. To the best of the Company's knowledge after due inquiry, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Initial Purchaser for a brokerage commission, finder's fee or other like payment in connection with this offering.

                  (xxx) Dividend Payments. No Material Subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such Material Subsidiary's capital stock or from repaying to the Company any loans or advances to such Material Subsidiary from the Company.

                  (xxxi) Similar Offering. Neither the Company nor any of its affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an "Affiliate"), has, directly or indirectly, solicited any offer to buy, sold or offered to sell or otherwise negotiated in respect of, or will solicit any offer to buy, sell or offer to sell or otherwise negotiate in respect of, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Securities in a manner that would require the Securities to be registered under the 1933 Act.

                  (xxxii) Rule 144A. The Securities are eligible for resale pursuant to Rule 144A and will not be, at the Closing Time, of the same class as securities listed on a national securities exchange registered under Section 6 of the 1934 Act, or quoted in a U.S. automated interdealer quotation system.

                  (xxxiii) No General Solicitation or General Advertising. None of the Company, its Affiliates or any person acting on its or any of their behalf (other than the Initial Purchasers and their respective Affiliates, as to whom the Company makes no representation) has engaged or will engage, in connection with the offering of the Securities, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under Regulation D of the 1933 Act.

                  (xxxiv) No Registration Required. Subject to compliance by the Initial Purchasers with the representations and warranties and the procedures set forth in Section 6 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers and the initial resale by the Initial Purchasers to each Subsequent Purchaser in the manner contemplated by this Agreement and the Offering Memorandum to register the Securities under the 1933 Act or to qualify the Indenture under the 1939 Act.

                  (xxxv) Reporting Company. The Company is subject to the reporting requirements of Section 13 or Section 15(d) of the 1934 Act.

         (b) Officer's Certificates. Any certificate signed by any officer of the Company delivered to the Initial Purchasers or to counsel for the Initial Purchasers shall be deemed a representation and warranty by the Company to the Initial Purchasers as to the matters covered thereby.

         SECTION 2.        Sale and Delivery to Initial Purchasers; Closing.

         (a) Initial Securities. On the basis of the representations, warranties and agreements herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Initial Purchaser, severally and not jointly, and each Initial Purchaser, severally and not jointly, agrees to purchase from the Company at the price set forth in Schedule B hereto the principal amount at maturity of the Initial Securities set forth opposite the name of such Initial Purchaser in Schedule A plus any additional principal amount at maturity of Initial Securities that such Initial Purchaser may become obligated to purchase pursuant to the provisions of Section 11 hereof.

         (b) Option Securities. In addition, on the basis of the representations, warranties and agreements herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Initial Purchasers, severally and not jointly, to purchase up to an additional $49,486,000 aggregate principal amount at maturity of Option Securities at the same price per Security set forth in Schedule B for the Initial Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities as may be modified by subsequent purchases and sales by the Initial Purchasers upon notice by the Representative to the Company setting forth the number of Option Securities as to which the Initial Purchasers are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Representative, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined, unless otherwise agreed upon by the Initial Purchasers and the Company. If the option is exercised as to all or any portion of the Option Securities, each of the Initial Purchasers, acting severally and not jointly, will purchase that proportion of the principal amount at maturity of Option Securities then being purchased which the principal amount at maturity of Initial Securities set forth opposite the name of such Initial Purchaser in Schedule A bears to the total principal amount at maturity of Initial Securities.

         (c) Payment. Payment of the purchase price for, and delivery of one or more global certificates for, the Initial Securities shall be made at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022, or at such other place as shall be agreed upon by the Representative and the Company, at 9:00 A.M. (Eastern time) on the third business day after the date hereof (unless postponed in accordance with the provisions of Section 11 hereof), or at such other time not later than ten business days after such date as shall be agreed upon by the Representative and the Company (such time and date of payment and delivery being herein called the "Closing Time").

         In addition, in the event that the Initial Purchasers have exercised their option to purchase all or any of the Option Securities, payment of the purchase price for, and delivery of one or more global certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representative and the Company, on each Date of Delivery as specified in the notice from the Representative to the Company.

         Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representative for the respective accounts of the Initial Purchasers of the Securities to be purchased by them. It is understood that each Initial Purchaser has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Merrill Lynch, individually and not as representative of the Initial Purchasers, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Initial Purchaser whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Initial Purchaser from its obligations hereunder.

         (d) Denominations; Registration. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations ($1,000 or integral multiples thereof) and registered in such names as the Representative may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be; provided that any Securities in global form be registered in the name of Cede & Co. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Initial Purchasers in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

         SECTION 3. Covenants of the Company. The Company covenants with each Initial Purchaser as follows:

         (a) Offering Memorandum. The Company, as promptly as possible, will furnish to the Initial Purchasers, without charge, such number of copies of the Offering Memorandum and any amendments and supplements thereto and any Incorporated Documents as the Initial Purchasers may reasonably request.

         (b) Notice and Effect of Material Events. The Company will immediately notify each Initial Purchaser, and confirm such notice in writing, of (x) any filing made by the Company of information relating to the offering of the Securities with any securities exchange or any other securities regulatory body in the United States or any other jurisdiction, and (y) prior to the completion of the placement of the Securities by the Initial Purchasers as evidenced by a notice from the Initial Purchasers to the Company in writing, any material changes in or affecting the condition, financial or otherwise, or the earnings, business or business prospects of the Company and its subsidiaries considered as one enterprise which
(i) make any statement in the Offering Memorandum false or misleading or (ii) are not disclosed in the Offering Memorandum. In such event or if during such time any event shall occur as a result of which it is necessary, in the reasonable opinion of any of the Company, its counsel, the Initial Purchasers or counsel for the Initial Purchasers, to amend or supplement the Offering Memorandum in order that the Offering Memorandum not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances then existing, the Company will forthwith amend or supplement the Offering Memorandum by preparing and furnishing to each Initial Purchaser an amendment or amendments of, or a supplement or supplements to, the Offering Memorandum (in form and substance satisfactory in the reasonable opinion of counsel for the Initial Purchasers) so that, as so amended or supplemented, the Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a Subsequent Purchaser, not misleading.

         (c) Amendments to Offering Memorandum and Supplements. The Company will advise each Initial Purchaser promptly of any proposal to amend or supplement the Offering Memorandum and will not effect any such amendment or supplement without the consent of the Initial Purchasers. Neither the consent of the Initial Purchasers, nor the Initial Purchasers' delivery of any such amendment or supplement, shall constitute a waiver of any of the conditions set forth in
Section 5 hereof.

         (d) Qualifications of Securities for Offer and Sale. The Company will use its best efforts, in cooperation with the Initial Purchasers, to qualify the Securities and the shares of Common Stock issuable upon conversion of Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the Representative may designate and will maintain such qualification in effect as long as required in connection with the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities or such shares of Common Stock issuable upon conversion of the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for so long as may be required in connection with the distribution of the Securities.

         (e) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner indicated in the Offering Memorandum under "Use of Proceeds."

         (f) Rating of Securities. The Company shall take all reasonable action necessary to enable Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. ("S&P") and Moody's Investor Service, Inc. ("Moody's") to provide their respective credit ratings of the Securities.

         (g) Listing on Securities Exchange. The Company will use its reasonable best efforts to cause all shares of Common Stock issuable upon conversion of the Securities to be listed on the NYSE or listed on a "national securities exchange" registered under Section 6 of the 1934 Act.

         (h) Restriction on Sale of Securities. During a period of 90 days from the date of the Offering Memorandum, the Company will not, without the prior written consent of Merrill Lynch, (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, lend or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or securities convertible into or exchangeable or exercisable for or repayable with Common Stock, or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or other agreement or any transaction that transfers, in whole or in part, directly or indirectly, any of the economic consequence of ownership of the Common Stock, or any securities convertible into or exchangeable or exercisable for or repayable with Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder or the Common Stock to be delivered upon conversion thereof, (B) the resale registration statement to be filed by the Company pursuant to the Registration Rights Agreement relating to the resale of the Securities and the shares of Common Stock, (C) Common Stock to be issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation benefit plans or pursuant to currently outstanding options, warrants or rights existing on the date hereof and referred to in the Offering Memorandum.

         (i) PORTAL Designation. The Company will use its best efforts to permit the Securities to be designated as PORTAL securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. ("NASD") relating to the PORTAL Market.

         (j) DTC. The Company will cooperate with the Representative and use its best efforts to permit the Securities to be eligible for clearance and settlement through the facilities of DTC.

         (k) Reporting Requirements. The Company, during the period when the Offering Memorandum is required to be delivered, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

         SECTION 4.        Payment of Expenses.

         (a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing, delivery to the Initial Purchasers and any filing of the Offering Memorandum (including financial statements and any schedules or exhibits and any Incorporated Document) and of each amendment or supplement thereto, (ii) the preparation, printing and delivery to the Initial Purchasers of this Agreement, any Agreement among Initial Purchasers, the Indenture, the Securities, the Registration Rights Agreement and such other documents as may be required in connection with the offer, purchase, sale, issuance or delivery of the Securities or the issuance or delivery of the Common Stock issuable upon conversion thereof, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Initial Purchasers and the certificates for the Common Stock issuable upon conversion thereof including any transfer taxes, any stamp or other duties payable upon the sale, issuance and delivery of the Securities to the Initial Purchasers, the issuance and delivery of the Common Stock issuable upon conversion thereof and any charges of DTC in connection therewith,
(iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Securities and the shares of Common Stock issuable upon conversion of the Securities under securities laws in accordance with the provisions of Section 3(d), including filing fees and the reasonable fees and disbursements of counsel for the Initial Purchasers in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) any fees of the NASD in connection with the Securities,
(vii) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities,
(viii) the fees and expenses of any transfer agent or registrar for the Common Stock, (ix) any fees payable in connection with the rating of the Securities, and (x) any fees and expenses payable in connection with the initial and continued designation of the Securities as PORTAL securities under the PORTAL Market Rules pursuant to NASD Rule 5322.

         (b) Termination of Agreement. If this Agreement is terminated by the Representative in accordance with the provisions of Section 5 or Section 10(a)(i) hereof, the Company shall reimburse the Initial Purchasers for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Initial Purchasers.

         SECTION 5. Conditions of Initial Purchasers' Obligations. The obligations of the several Initial Purchasers hereunder are subject to the accuracy of the representations and warranties of the Company contained in
Section 1 hereof or in certificates of any officer of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

         (a) Opinions of Counsel for the Company. At the Closing Time, the Initial Purchasers shall have received the opinion of P. Kelly Tompkins, General Counsel of the Company, and the opinion of Calfee, Halter & Griswold LLP, counsel for the Company, each in form and substance satisfactory to counsel for the Initial Purchasers and dated as of the Closing Time, to the effect set forth in Exhibits B and C hereto, respectively. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of the officers of the Company and certificates of public officials.

         (b) Opinion of Counsel for Initial Purchasers. At the Closing Time, the Initial Purchasers shall have received the opinion, dated as of the Closing Time, of Shearman & Sterling, counsel for the Initial Purchasers, in form and substance satisfactory to the Initial Purchasers. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Initial Purchasers. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and certificates of public officials.

         (c) Officers' Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Offering Memorandum (exclusive of any amendments or supplements thereto after the date of this Agreement), any material adverse change in the condition, financial or otherwise, or in the earnings, business or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Initial Purchasers shall have received a certificate of the President or a Senior Vice President of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company, dated as of the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, and (iii) the Company has complied with all of the agreements entered into in connection with the transaction contemplated herein and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time.

         (d) Accountant's Comfort Letter. At the time of the execution of this Agreement, the Initial Purchasers shall have received from Ciulla, Smith & Dale, LLP a letter dated such date, in the form and substance satisfactory to the Initial Purchasers, containing statements and information of the type ordinarily included in accountants' comfort letters to Initial Purchasers with respect to the financial statements and certain financial information contained in the Offering Memorandum.

         (e) Bring-down Comfort Letter. At the Closing Time, the Initial Purchasers shall have received from Ciulla, Smith & Dale, LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (d) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

         (f) Maintenance of Rating. At the Closing Time, the Securities shall be rated at least BBB with a negative outlook by S&P and Baa3 by Moody's, and the Company shall have delivered to the Initial Purchasers a letter dated the Closing Time, from each such rating agency, or other evidence satisfactory to the Initial Purchasers, confirming that the Securities have such rating. Since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to the Securities or any of the Company's other securities by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act, and no such security rating organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Securities or any of the Company's other securities.

         (g) Lock-up Agreements. On or prior to the date of this Agreement, the Initial Purchasers shall have received an agreement substantially in the form of Exhibit D hereto signed by the persons listed in Schedule E hereto.

         (h) Indenture and Registration Rights Agreement. At or prior to the Closing Time, the Company and the Trustee shall have executed and delivered the Indenture, and the Company, and the Initial Purchasers shall have executed and delivered the Registration Rights Agreement.

                  (i) Conditions to Purchase of Option Securities. In the event that the Initial Purchasers exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the obligations of the Initial Purchasers to purchase such Option Securities is subject to the accuracy as of each Date of Delivery of the representations and warranties of the Company contained in Section 1 or in certificates of any officer of the Company delivered pursuant to the provisions hereof, to the performance by the Company of their covenants and other obligations hereunder, and at the relevant Date of Delivery, the Initial Purchasers shall have received:

                  (i) Officers' Certificate. A certificate, dated such Date of Delivery, of the President or Senior Vice President of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(c) hereof remains true and correct as of such Date of Delivery.

                  (ii)     Opinions of Counsel for the Company. The opinion of
         P. Kelly Tompkins, General Counsel of the Company, and the opinion of Calfee, Halter & Griswold LLP, counsel for the Company, each in form and substance satisfactory to the Initial Purchasers, each dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(a) hereof.

                  (iii) Opinion of Counsel for Initial Purchasers. The opinion of Shearman & Sterling, counsel for the Initial Purchasers, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

                  (iv) Bring-down Comfort Letter. A letter from Ciulla, Smith & Dale, LLP, in form and substance satisfactory to the Initial Purchasers and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Initial Purchasers pursuant to Section 5(d) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.

         (j) Additional Documents. At the Closing Time and at each Date of Delivery, counsel for the Initial Purchasers shall have been furnished with such documents, certificates and opinions as they may reasonably request for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy and completeness of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Initial Purchasers and counsel for the Initial Purchasers.

         (k) PORTAL Market. At the Closing Time, the Securities and the Common Stock issuable upon conversion of the Securities shall have been designated for trading on PORTAL.

         (l) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement (or, in the case of any condition to the purchase of Option Securities, on a Date of Delivery which is after the Closing Time, the obligations of the several Initial Purchasers to purchase the relevant Option Securities on such Date of Delivery) may be terminated by the Initial Purchasers by notice to the Company at any time at or prior to the Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 7, 8 and 9 shall survive any such termination and remain in full force and effect.

         SECTION 6.        Subsequent Offers and Resales of the Securities.

         (a) Offer and Sale Procedures. Each of the Initial Purchasers and the Company, as the case may be, hereby establish and agree to observe the following procedures in connection with the offer and sale of the Securities.

                  (i) Offers and Sales to Qualified Institutional Buyers. Offers and sales of the Securities shall only be made to persons whom the offeror or seller reasonably believes to be qualified institutional buyers, as defined in Rule 144A under the 1933 Act ("Qualified Institutional Buyers").

                  (ii) No General Solicitation. No general solicitation or general advertising (within the meaning of Rule 502(c) under the 1933
         Act) shall be used in the United Stated in connection with the offering or sale of the Securities.

                  (iii) Purchases by Non-Bank Fiduciaries. In the case of a non-bank Subsequent Purchaser of Securities acting as a fiduciary for one or more third parties, each third party shall, in the reasonable belief of such Initial Purchaser, be a Qualified Institutional Buyer to whom the notice required in subsection (iv) has been given.

                  (iv) Subsequent Purchaser Notification. Each Initial Purchaser will take reasonable steps to inform, and cause each of its United States Affiliates to take reasonable steps to inform, persons acquiring Securities from such Initial Purchaser or its Affiliate that the Securities (A) have not been and will not be registered under the 1933 Act, (B) are being sold to them without registration under the 1933 Act in reliance on Rule 144A or in accordance with another exemption from registration under the 1933 Act, as the case may be, and
         (C) may not be offered, sold or otherwise transferred except (1) to the Company, (2) outside the United States in accordance with Regulation S under the 1933 Act or (3) inside the United States in accordance with
         (x) Rule 144A to a person whom the seller reasonably believes is a Qualified Institutional Buyer that is purchasing such Securities for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the offer, sale or transfer is being made in reliance on Rule 144A or (y) pursuant to another available exemption from registration under the 1933 Act.

                  (v) Restriction on Transfer. The transfer restrictions and the other provisions set forth in the Offering Memorandum under the caption "Transfer Restrictions," including the legend required thereby, shall apply to the Securities except as otherwise agreed by the Company and the Initial Purchasers. Following the sale of the Securities by the Initial Purchasers to each Subsequent Purchaser pursuant to the terms hereof, the Initial Purchasers shall not be liable or responsible to the Company for any losses, damages or liabilities suffered or incurred by the Company, including any losses, damages or liabilities under the 1933 Act, arising from or relating to any subsequent resale or transfer of any Security.

         (b) Covenants of the Company. The Company covenants with each Initial Purchaser as follows:

                  (i) Integration. The Company agrees that it will not and will cause its Affiliates not to, directly or indirectly, solicit any offer to buy, sell or make any offer or sale of, or otherwise negotiate in respect of, securities of the Company or any Affiliate thereof of any class if, as a result of the doctrine of "integration" referred to in Rule 502 under the 1933 Act, such offer and sale would render invalid (for the purpose of (A) the sale of the Securities by the Company to the Initial Purchasers, (B) the resale of the Securities by the Initial Purchasers to Subsequent Purchasers, or (C) the resale of the Securities by such Subsequent Purchasers to others) the exemption from the registration requirements of the 1933 Act provided by Section 4(2) thereof or by Rule 144A thereunder or otherwise.

                  (ii) Rule 144A Information. The Company agrees that, in order to render the Securities eligible for resale pursuant to Rule 144A under the 1933 Act, while any of the Securities remain outstanding, it will make available, upon request, to any holder of Securities or prospective purchasers of Securities the information specified in Rule 144A(d)(4), unless the Company furnishes information to the Commission pursuant to Section 13 or 15(d) of the 1934 Act.

                  (iii) Restriction on Purchases. Until the expiration of two years after the original issuance of the Securities, the Company will not, and will cause its "affiliates" (as such term is defined in Rule 144(a)(1) under the 1933 Act) not to, purchase or agree to purchase or otherwise acquire any Securities which are "restricted securities" (as such term is defined under Rule 144(a)(3) under the 1933 Act), whether as beneficial owner or otherwise (except as agent on behalf of and for the account of customers in the ordinary course of business as a securities broker in unsolicited broker's transactions) unless, immediately upon any such purchase, the Company or any such affiliate shall submit such Securities to the Trustee for cancellation.

         (c) Qualified Institutional Buyer. Each Initial Purchaser severally and not jointly represents and warrants to, and agrees with, the Company that it is a Qualified Institutional Buyer.

         SECTION 7.        Indemnification.

         (a) Indemnification of Initial Purchasers. The Company agrees to indemnify and hold harmless each Initial Purchaser and each person, if any, who controls such Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

                  (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 7(d) below) any such settlement is effected with the written consent of the Company; and

                  (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Initial Purchaser through Merrill Lynch expressly for use in the Offering Memorandum (or any amendment or supplement thereto).

         (b) Indemnification of the Company. Each Initial Purchaser severally agrees to indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Offering Memorandum (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Initial Purchasers through Merrill Lynch expressly for use in the Offering Memorandum (or any amendment or supplement thereto).

         (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 7(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section

7(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this
Section 7 or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

         (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 7(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into, and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

         SECTION 8.        Contribution. If the indemnification provided for in
Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchasers on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
(i) above but also the relative fault of the Company on the one hand and of the Initial Purchasers on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

         The relative benefits received by the Company on the one hand and the Initial Purchasers on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total purchase discount received by the Initial Purchasers, bear to the aggregate initial offering price of the Securities.

         The relative fault of the Company on the one hand and the Initial Purchasers on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

         Notwithstanding the provisions of this Section 8, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities purchased and sold by it hereunder exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

         No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         For purposes of this Section 8, each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Initial Purchaser, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Initial Purchasers' respective obligations to contribute pursuant to this Section are several in proportion to the principal amount of Securities set forth opposite their respective names in Schedule A hereto and not joint.

         SECTION 9. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Initial Purchaser or any person who controls an Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, or by or on behalf of the Company, and shall survive delivery of the Securities to the Initial Purchasers.

         SECTION 10.       Termination of Agreement.

         (a) Termination; General. The Representative may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time
(i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Offering Memorandum (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any material adverse change in the condition, financial or otherwise, or in the earnings, business or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or in the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the NYSE or if trading generally on the NYSE, the American Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (iv) if a banking moratorium has been declared by either federal or New York authorities.

         (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 7, 8 and 9 shall survive such termination and remain in full force and effect.

         SECTION 11. Default by One or More of the Initial Purchasers. If one or more of the Initial Purchasers shall fail at the Closing Time to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Initial Purchasers shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Initial Purchasers, or any other initial purchasers, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Initial Purchasers shall not have completed such arrangements within such 24-hour period, then:

                  (a) if the number of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Securities to be purchased hereunder, each of the non-defaulting Initial Purchasers shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Initial Purchasers, or

                  (b) if the number of Defaulted Securities exceeds 10% of the aggregate principal amount of the Securities to be purchased hereunder, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser.

         No action taken pursuant to this Section shall relieve any defaulting Initial Purchaser from liability in respect of its default.

         In the event of any such default which does not result in a termination of this Agreement, either the Initial Purchasers or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Offering Memorandum or in any other documents or arrangements. As used herein, the term "Initial Purchaser" includes any person substituted for an Initial Purchaser under this Section.

         SECTION 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Initial Purchasers shall be directed to Merrill Lynch at 4 World Financial Center, New York, New York 10080, attention of Investment Banking Counsel; and notices to the Company shall be directed to them at P.O. Box 777, 2628 Pearl Road, Medina, Ohio 44258, attention of General Counsel (Fax: (330) 225-6574), with a copy to Edward W. Moore at Calfee, Halter & Griswold LLP, 800 Superior Avenue, Suite 1400, Cleveland, Ohio 44114 (Fax: (216) 241-0816).

         SECTION 13. Parties. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Initial Purchasers and the Company and their respective successors and the controlling persons referred to in Sections 7 and 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Initial Purchasers and the Company and their respective successors, and said controlling persons and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from the Initial Purchasers shall be deemed to be a successor by reason merely of such purchase.

         SECTION 14. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

         SECTION 15. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

         SECTION 16. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Initial Purchasers and the Company in accordance with its terms.

                                        Very truly yours,

                                        RPM INTERNATIONAL INC.

                                        By: /s/ P. KELLY TOMPKINS
                                            ------------------------------------
                                           Name:
                                           Title:

CONFIRMED AND ACCEPTED,
    as of the date first above written:
MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
                      INCORPORATED

By: MERRILL LYNCH, PIERCE, FENNER & SMITH
                            INCORPORATED

For itself and the other Initial Purchasers named in Schedule A hereto.

By: /s/ PURNA R. SAGGURTI
    -----------------------------------------------
                  Authorized Signatory

                                   SCHEDULE A

                                                                                   Principal
                                                                                   Amount at
                                                                                  Maturity of
                        Name of Initial Purchaser                                  Securities
                        -------------------------                                  ----------
Merrill Lynch, Pierce, Fenner & Smith
               Incorporated...............................................        $173,260,000
Wachovia Securities, Inc..................................................          37,129,000
BNY Capital Markets, Inc..................................................          12,375,000
Banc One Capital Markets, Inc.............................................          12,375,000
McDonald Investments Inc., a KeyCorp Company..............................          12,375,000
                                                                                  ------------
    Total.................................................................        $247,514,000
                                                                                  ============

                                     SCH A-1

                                   SCHEDULE B

                             RPM INTERNATIONAL INC.

                        SENIOR CONVERTIBLE NOTES DUE 2033

         1. The initial offering price per $1,000 principal amount at maturity of the Securities shall be $505.19, which represents a yield to maturity of 2.75% per annum (computed on a semiannual bond equivalent basis), adjusted for any cash interest.

         2. The purchase price to be paid by the Initial Purchasers for the Securities shall be $495.09, being an amount equal to the initial offering price set forth above, less $10.10 per $1,000 principal amount at maturity of Securities.

         3. Cash interest on the Securities at the rate of 1.389% per annum on the principal amount at maturity shall be payable semiannually in arrears on May 13 and November 13 of each year, beginning November 13, 2003 until May 13, 2008.

         4. Contingent cash interest on the Securities shall be payable during any six-month period commencing after November 13, 2008 if the average market price of the Securities for the five trading days ending on the third trading day immediately preceding the first day of the relevant six-month period equals 120% or more of the sum of the issue price, accrued original issue discount and accrued cash interest, if any, for a Security to the day immediately preceding the relevant six-month period. Contingent cash interest payable per Security in respect of any six-month period in which contingent interest is payable will equal the annual rate of 1.0% of the average market price of a Security for the five trading day measurement period.

         5. The Securities shall be convertible into shares of common stock, par value $.01 per share, of the Company at an initial rate of 27.0517 shares of Common Stock per $1,000 principal amount at maturity of Securities.

         6. Prior to May 13, 2008, the Securities will not be redeemable.

         7. The redemption price shall be $505.19 plus accrued original issue discount or accrued cash interest, if any, as of the applicable redemption date.

         8. The purchase dates and the purchase prices included in the Offering Memorandum and correspondingly in the Indenture shall be:

Purchase Date                                              Purchase Price
-------------                                              --------------
May 13, 2008                                                  $505.19

May 13, 2013                                                  $579.11

May 13, 2018                                                  $663.85

May 13, 2023                                                  $761.00

May 13, 2028                                                  $872.35

                                    SCH B-1

         9. Contingent Conversion Triggers:

         (i) In any fiscal quarter (commencing after May 31, 2003), if, as of the last day of the preceding fiscal quarter, the closing sale price of the Common Stock for at least 20 trading days in a period of 30 consecutive trading days ending on the last trading day of such preceding fiscal quarter is more than 120% of the accreted conversion price per share of Common Stock (excluding accrued cash interest, if any) on the last day of such quarter;

         (ii) During any period in which the credit rating assigned to the Securities is below a specified level;

         (iii)    The Securities are called for redemption; and

         (iv) Corporate transactions specified in the Offering Memorandum have occurred.

                                    SCH B-2

                                   SCHEDULE C

                          LIST OF MATERIAL SUBSIDIARIES

                                                                                 Jurisdiction of
                        Subsidiary                                                 Corporation
                        ----------                                                 -----------
RPM, Inc...............................................                                Ohio
RPM Industrial Holding Company.........................                              Delaware
RPM Consumer Holding Company...........................                              Delaware
StonCor Group, Inc.....................................                              Delaware
Dryvit Holdings, Inc...................................                            Rhode Island
Rust-Oleum Corporation.................................                              Illinois
Zinsser Co., Inc.......................................                             New Jersey
Tremco Incorporated....................................                                Ohio
DAP Products Inc.......................................                              Delaware

                                    SCH C-1

                                   SCHEDULE D

                        LIST OF SIGNIFICANT SUBSIDIARIES

                                                                                 Jurisdiction of
                        Subsidiary                                                 Corporation
                        ----------                                                 -----------
StonCor Group, Inc.....................................                              Delaware
Dryvit Holdings, Inc...................................                            Rhode Island
Rust-Oleum Corporation.................................                              Illinois
Zinsser Co., Inc.......................................                             New Jersey
Tremco Incorporated....................................                                Ohio
DAP Products Inc.......................................                              Delaware

                                    SCH D-1

                                   SCHEDULE E

             LIST OF PERSONS SUBJECT TO THE LOCK-UP LETTER AGREEMENT

James A. Karman
Frank C. Sullivan
Dennis F. Finn
Glenn R. Hasman
Paul G. Hoogenboom
Stephen J. Knoop
Robert L. Matejka
Ronald A. Rice
Keith R. Smiley
P. Kelly Tompkins
Thomas C. Sullivan
Dr. Max D. Amstutz
E. Bradley Jones
Albert B. Ratner
Dr. Jerry Sue Thornton
Edward B. Brandon
William A. Papenbrock
Donald K. Miller
Joseph P. Viviano
Bruce Carbonari

                                    SCH E-1

                                    EXHIBIT A

                      FORM OF REGISTRATION RIGHTS AGREEMENT

                                  Exhibit A-1

                                    EXHIBIT B

                      FORM OF OPINION OF P. KELLY TOMPKINS
                         GENERAL COUNSEL OF THE COMPANY,
                    TO BE DELIVERED PURSUANT TO SECTION 5(a)

         (i) The Company is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its businesses require such qualification and has all power and authority necessary to own or hold its properties and conduct the businesses in which it is engaged, except where the failure to be so qualified or to be in good standing as a foreign corporation have not had and would not, singularly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         (ii) Each of the Material Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification and has all power and authority necessary to own or hold its properties and conduct the business in which its is engaged, except where the failure to be so qualified or to be in good standing as a foreign corporation has not and would not, singularly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         (iii) All of the issued shares of capital stock of each Material Subsidiary have been duly and validly authorized and issued and are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

         (iv) To the best of such counsel's knowledge after due inquiry and other than as set forth in the Offering Memorandum, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, singularly or in the aggregate, might have a Material Adverse Effect; and, to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

         (v) The statements contained in the Offering Memorandum or in the documents incorporated by reference under the captions "Legal Proceedings", "Business--Environmental Matters", "Risk Factors--The chemical and construction products industries we serve inherently expose us to other potential significant litigation-related costs", "Risk Factors-Certain of our subsidiaries, principally Bondex International, Inc., are defendants in numerous asbestos-related personal injury lawsuits. Resolutions of existing and future asbestos related lawsuits may have a material effect on our future consolidated financial condition, operating results and liquidity. We anticipate taking a material charge to our fiscal 2003 earnings", "Risk Factors--Environmental laws and regulations could subject us to significant future liabilities", and "Certain Relationships and Related Transactions" insofar as they describe charter documents, contracts, legal proceedings, federal and state statutes, rules and regulations, constitute a fair summary thereof.

                                  Exhibit B-1

         (vi) The issue and sale of the Securities and the execution, delivery and compliance by the Company with all of the provisions of the Purchase Agreement, the Indenture, the Registration Rights Agreement and the Securities and the consummation of the transactions contemplated thereby do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other similar agreement or instrument to which the Company or any of its Material Subsidiaries is a party or by which the Company or any of its Material Subsidiaries is bound or to which any of the properties or assets of the Company or any of it Material Subsidiaries is subject, (except for such conflicts, breaches or violations that, singly or in the aggregate, would not result in a Material Adverse Effect), nor will such actions result in any violation of the provisions of the charter or by-laws of the Company or any of its Material Subsidiaries or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its Material Subsidiaries or any of their properties or assets.

         (vii) Neither the Company nor any of its Material Subsidiaries is in violation of its charter or by-laws or other constituting or organizational document.

         (viii) There has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes or hazardous substances by the Company or any of its subsidiaries (or, to the knowledge of the Company, any of their predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company or its subsidiaries in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which would not have, or could not be reasonably likely to have, singularly or in the aggregate with all such violations and remedial actions, a Material Adverse Effect; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or any of its subsidiaries or with respect to which the Company or any of its subsidiaries have knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which have had and would not be reasonably likely to have, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, a Material Adverse Effect.

                  In rendering such opinion, such counsel may state that their opinion is limited to matters governed by the Federal laws of the United States of America, the General Corporation Law of the State of Ohio and the General Corporation Law of the State of Delaware. Such opinion shall also be to the effect that (x) such counsel has acted as counsel to the Company in connection with the preparation of the Offering Memorandum (and the documents incorporated by reference) and (y) based on the foregoing, no facts have come to the attention of such counsel which lead them to believe that the Offering Memorandum or any amendment or supplement thereto (including the documents incorporated by reference therein) (except for the financial statements and related schedules and other financial data included or incorporated by reference therein, as to which such counsel need express no belief), at the time the Offering Memorandum was issued, at the time any such amended or supplemented Offering Memorandum was issued or

                                  Exhibit B-2
at the Closing Time, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The foregoing opinion and statement may be qualified by a statement to the effect that such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Memorandum (other than as set forth in clause (v) above).

                                  Exhibit B-3

                                    EXHIBIT C

                FORM OF OPINION OF Calfee, Halter & Griswold LLP
                     UNITED STATES COUNSEL FOR THE COMPANY,
                    TO BE DELIVERED PURSUANT TO SECTION 5(a)

         (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

         (ii) The Company has an authorized capitalization as set forth in the Offering Memorandum. All of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description thereof contained in the Offering Memorandum.

         (iii) Except as described in the Offering Memorandum, there are no preemptive or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any shares of the Common Stock pursuant to the Company's charter or by-laws or any agreement or other instrument filed as an exhibit to the documents incorporated by reference into the Offering Memorandum.

         (iv) All of the Company's options, warrants and other rights to purchase or exchange any securities for shares of the Company's capital stock have been duly and validly authorized and issued, and conform to the description thereof contained in the documents incorporated by reference therein.

         (v) The documents incorporated by reference in the Offering Memorandum (other than the financial statements and related schedules therein, as to which such counsel need express no belief), when they were filed with the Commission complied as to form in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations.

         (vi) The statements contained in the Offering Memorandum or in the documents incorporated by reference therein under the captions, "Description of Notes", "Description of Our Capital Stock", "Description of Our Other Indebtedness" and "Material United States Federal Income Tax Consequences", insofar as they describe charter documents, contracts, legal proceedings, federal and state statutes, rules and regulations and other legal matters, constitute a fair summary thereof.

         (vii) The Purchase Agreement has been duly authorized, executed and delivered by the Company.

         (viii) The Rights Agreement has been duly authorized, executed and delivered by the Company; the Rights have been duly authorized by the Company and, when issued upon issuance of the Common Stock issuable upon conversion of the Securities, will be validly issued, and the shares of Common Stock have been duly authorized by the Company and validly reserved for issuance upon the exercise of the Rights in accordance with the terms of the Rights Agreement, and when issued, such shares of Common Stock will be validly issued, fully paid and non-assessable.

                                  Exhibit C-1

         (ix) The Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

         (x) The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

         (xi) The Securities are in the form contemplated by the Indenture, have been duly authorized, executed, issued and delivered by the Company, and when authenticated by the Trustee in the manner provided in the Indenture, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

         (xii) Upon issuance and delivery of the Securities in accordance with the Purchase Agreement and the Indenture, the Securities will be convertible at the option of the holder thereof for shares of Common Stock (including the rights associated with the Rights Agreement) in accordance with the terms of the Securities and the Indenture; the shares of Common Stock issuable upon conversion of the Securities have been duly authorized and reserved for issuance upon such conversion by all necessary corporate action and such shares, and when issued upon such conversion, will be validly issued and will be fully paid and non-assessable; and to our knowledge, the issuance of such shares upon such conversion will not be subject to the preemptive or other similar rights of any securityholder of the Company.

         (xiii) The issue and sale of the Securities and the execution, delivery and performance by the Company with all of the provisions of the Purchase Agreement, the Indenture, the Registration Rights Agreement and the Securities and the consummation of the transactions contemplated thereby do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument filed as an exhibit to any of the documents incorporated by reference to the Offering Memorandum, nor will such actions result in any violation of the provisions of the charter or by-laws of the Company; and no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of the Purchase Agreement, the Registration Rights Agreement or the Indenture or the consummation of the transactions

                                  Exhibit C-2
contemplated thereby, except for such consents, approvals, authorizations, orders, filings or registrations as have been obtained or made and or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws in connection with the transactions contemplated in the Registration Rights Agreement and except for the qualification of the Indenture under the 1939 Act and the listing of the Common Stock issued upon conversion of the Securities on the NYSE.

         (xiv) It is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers and each Subsequent Purchaser in the manner contemplated by the Purchase Agreement and the Offering Memorandum to register the Securities under the 1933 Act or to qualify the Indenture under the 1939 Act.

         (xv) The Company is not, nor as of the Closing Date after giving effect to the offering and sale of the Securities and the application of the net proceeds therefrom will be, an "investment company" as defined in the Investment Company Act of 1940, as amended.

         (xvi) The Securities, the Common Stock, the Registration Rights Agreement and the Indenture conform in all material respects to the descriptions thereof contained in the Offering Memorandum.

                  In rendering such opinion, such counsel may state that their opinion is limited to matters governed by the Federal laws of the United States of America, the laws of the State of New York, the General Corporation Law of the State of Ohio and the General Corporation Law of the State of Delaware. Such opinion shall also be to the effect that (x) such counsel has acted as counsel to the Company in connection with the preparation of the Offering Memorandum (and the documents incorporated by reference) and (y) based on the foregoing, no facts have come to the attention of such counsel which lead them to believe that the Offering Memorandum or any amendment or supplement thereto (including the documents incorporated by reference therein) (except for the financial statements and related schedules and other financial data included or incorporated by reference therein, as to which such counsel need express no belief), at the time the Offering Memorandum was issued, at the time any such amended or supplemented Offering Memorandum was issued or at the Closing Time, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The foregoing opinion and statement may be qualified by a statement to the effect that such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Memorandum (other than as set forth in clauses (vi) and (xvi) above).

                                  Exhibit C-3

                                    EXHIBIT D

                        Form of Lock-Up Letter Agreement

                                                                   May ___, 2003

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
                Incorporated
As Representative of the several Initial Purchasers named in the within-mentioned Purchase Agreement
c/o  Merrill Lynch, Pierce, Fenner & Smith
                    Incorporated
     4 World Financial Center
     New York, New York 10080

                  Re: Proposed Offering by RPM International Inc. of Senior Convertible Notes due 2033

Ladies and Gentlemen:

         The undersigned understands that you, as Representative of the several Initial Purchasers, propose to enter into a Purchase Agreement (the "Purchase Agreement") with RPM International Inc., a Delaware corporation (the "Company"), providing for the offering (the "Offering"), pursuant to Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), by the several Initial Purchasers named in Schedule A to the Purchase Agreement (the "Initial Purchasers"), of Senior Convertible Notes due 2033 of the Company (the "Initial Securities") and the grant by the Company to the Initial Purchasers of the option to purchase additional Senior Convertible Notes due 2033 to cover over-allotments, if any (the "Option Securities"). The Initial Securities, together with the Option Securities, are collectively referred to as the "Securities". Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Purchase Agreement.

         In consideration of the Initial Purchasers' agreement to purchase and make the Offering of the Securities, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of the Representative on behalf of the Initial Purchasers, the undersigned will not, during the period commencing the date hereof and ending 90 days from the date of the Offering Memorandum relating to the Offering, (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or lend or otherwise transfer or dispose of, directly or indirectly, any shares of the Company's common stock, par value $0.01 per share (the "Common Stock") or any securities convertible into or exercisable or exchangeable for or repayable with Common Stock (including without limitation, Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant), other than as bona fide gifts to persons or entities provided that (i) the persons or entities enter

                                  Exhibit D-1
into a lock-up letter substantially in the form of this letter, (ii) the Representative receive written notice prior to the transfer and (iii) no filing by any party, including any donor or donee, under Section 16(a) of the Securities Exchange Act of 1934, as amended, shall be required or shall be made voluntarily in connection with such transfer, other than a filing on Form 5, or
(2) enter into any swap or other agreement or any transaction that transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of the Common Stock, or any securities convertible into or exchangeable or exercisable for or repayable with Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. In addition, the undersigned agrees that, without the prior written consent of the Representative on behalf of the Initial Purchasers, it will not, during the period commencing the date hereof and ending 90 days from the date of the Offering Memorandum, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for or repayable with Common Stock.

         In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

         The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

         The undersigned understands that, if the Purchase Agreement does not become effective, or if the Purchase Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Securities to be sold thereunder, the undersigned shall be released from all obligations under this Letter Agreement.

         The undersigned understands that the Initial Purchasers are entering into the Purchase Agreement and proceeding with the Offering in reliance upon this Letter Agreement.

         This lock-up agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

                                        Very truly yours,

                                        Signature:______________________________

                                        Print Name:_____________________________

                                   Exhibit D-2